Citigroup Global Markets Holdings Inc.	April 8, 2019 Medium-Term Senior Notes, Series N Pricing Supplement No. 2019-USNCH2232 Filed Pursuant to Rule 424(b)(2) Registration Statement Nos. 333-224495 and 333-224495-03

Market-Linked Securities Linked to the Best Performing of Two Baskets Due April 11, 2024

▪	The securities offered by this pricing supplement are unsecured debt securities issued by Citigroup Global Markets Holdings Inc. and guaranteed by Citigroup Inc. Unlike conventional debt securities, the securities do not pay interest and do not repay a fixed amount of principal at maturity. Instead, the securities offer a payment at maturity that may be greater than, equal to or less than the stated principal amount, depending on the performance of the best performing of the two baskets specified below.

▪	If the best performing basket appreciates from its initial basket value to its final basket value, the securities offer a payment at maturity that will reflect participation in that appreciation at the upside participation rate specified below. However, if the best performing basket depreciates from its initial basket value to its final basket value, the payment at maturity will be less than the stated principal amount, reflecting a loss of 1% of the stated principal amount for every 1% of that depreciation. You may lose a significant portion, and up to all, of your investment.

▪	To obtain the exposure to the best performing basket that the securities provide, investors must be willing to forgo dividends and distributions on the basket components over the term of the securities. In addition, investors must be willing to accept (i) an investment that may have limited or no liquidity and (ii) the risk of not receiving any amount due under the securities if we and Citigroup Inc. default on our obligations. All payments on the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc.

KEY TERMS
Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee:	All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.
Baskets:	The securities are linked to the best performing of the two baskets described on the next page. Each basket is composed of the same equity indices, bond ETFs and commodities (which we refer to as the “basket components”) and differ only in the weightings given to the basket components. One basket, which we refer to as the “equity-focused basket”, gives an aggregate weighting of 65% to equity indices, 17.5% to bond ETFs and 17.5% to commodities. The other basket, which we refer to as the “bond-focused basket”, gives an aggregate weighting of 65% to bond ETFs, 17.5% to equity indices and 17.5% to commodities. See the next page for the list of basket components and their respective weightings in each basket.
Stated principal amount:	$1,000 per security
Pricing date:	April 8, 2019
Issue date:	April 11, 2019
Valuation date:	April 8, 2024, subject to postponement if such date is not a scheduled trading day or certain market disruption events occur
Maturity date:	April 11, 2024
Payment at maturity:

For each $1,000 stated principal amount security you hold at maturity, you will receive a payment determined as follows:

•    If the final basket value of the best performing basket is greater than its initial basket value:

$1,000 + ($1,000 × the upside participation rate × the basket return of the best performing basket)

•    If the final basket value of the best performing basket is less than or equal to its initial basket value:

$1,000 + ($1,000 × the basket return of the best performing basket)

If the best performing basket depreciates from its initial basket value to its final basket value, you will have full downside exposure to its negative basket return and your payment at maturity will be less, and possibly significantly less, than the $1,000 stated principal amount per security. You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion, and up to all, of your investment.

Best performing basket:	The basket with the highest basket return
Basket return:	For each basket: (final basket value – initial basket value) / initial basket value
Initial basket value:	For each basket: 100
Final basket value:	For each basket: 100 × (1 + the sum of the weighted component returns of the basket components for that basket)
Weighted component return:	For each basket and basket component, the weighting of that basket component in that basket multiplied by the component return of that basket component
Component return:	For each basket component: (final component value – initial component value) / initial component value
Final component value:	For each basket component, the closing value of that basket component on the valuation date
Upside participation rate:	157%
Listing:	The securities will not be listed on any securities exchange
CUSIP / ISIN:	17326YWW2 / US17326YWW29
Underwriter:	Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal
Underwriting fee and issue price:	Issue price(1)	Underwriting fee(2)	Proceeds to issuer
Per security:	$1,000	—	$1,000
Total:	$1,000,000	—	$1,000,000

(Key Terms continued on next page)

(1) On the date of this pricing supplement, the estimated value of the securities is $964.31 per security, which is less than the issue price. The estimated value of the securities is based on CGMI’s proprietary pricing models and our internal funding rate. It is not an indication of actual profit to CGMI or other of our affiliates, nor is it an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you at any time after issuance. See “Valuation of the Securities” in this pricing supplement.

(2) For more information on the distribution of the securities, see “Supplemental Plan of Distribution” in this pricing supplement. In addition to the underwriting fee, CGMI and its affiliates may profit from hedging activity related to this offering, even if the value of the securities declines. See “Use of Proceeds and Hedging” in the accompanying prospectus.

Investing in the securities involves risks not associated with an investment in conventional debt securities. See “Summary Risk Factors” beginning on page PS-7.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or determined that this pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should read this pricing supplement together with the accompanying product supplement, underlying supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below.

Product Supplement No. EA-02-08 dated February 15, 2019           Underlying Supplement No. 8 dated February 21, 2019

Prospectus Supplement and Prospectus each dated May 14, 2018

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Citigroup Global Markets Holdings Inc.

KEY TERMS (continued)

Initial component values:	Basket Component	Initial Component Value*
	S&P 500® Index	2,895.77
	EURO STOXX 50® Index	3,438.06
	Nikkei 225® Index	21,761.65
	MSCI Emerging Markets® Index	1,088.50
	iShares® 20+ Year Treasury Bond ETF	$123.59
	iShares® Core U.S. Aggregate Bond ETF	$108.34
	iShares® iBoxx® $ High Yield Corporate Bond ETF	$86.38
	iShares® J.P. Morgan USD Emerging Markets Bond ETF	$109.58
	Gold	$1,300.00
	Crude oil futures	$64.46

* The initial component value for each basket component is its closing value on the pricing date

Additional Information

The terms of the securities are set forth in the accompanying product supplement, prospectus supplement and prospectus, as supplemented by this pricing supplement. The accompanying product supplement, prospectus supplement and prospectus contain important disclosures that are not repeated in this pricing supplement. For example, certain events may occur that could affect your payment at maturity. These events, including market disruption events and other events affecting the basket components, and their consequences are described in the accompanying product supplement in the section “Description of the Securities.” The accompanying underlying supplement contains important disclosures regarding certain of the basket components that are not repeated in this pricing supplement. It is important that you read the accompanying product supplement, underlying supplement, prospectus supplement and prospectus together with this pricing supplement in deciding whether to invest in the securities. Certain terms used but not defined in this pricing supplement are defined in the accompanying product supplement.

The Baskets

Equity-focused basket

Asset Class	Basket Component	Basket Component Weighting	Asset Class Weighting
Equities	S&P 500® Index	39.000%	65%
	EURO STOXX 50® Index	9.750%
	Nikkei 225® Index	6.500%
	MSCI Emerging Markets® Index	9.750%
Bonds	iShares® 20+ Year Treasury Bond ETF	8.750%	17.5%
	iShares® Core U.S. Aggregate Bond ETF	3.500%
	iShares® iBoxx® $ High Yield Corporate Bond ETF	3.500%
	iShares® J.P. Morgan USD Emerging Markets Bond ETF	1.750%
Commodities	Gold	8.750%	17.5%
	Crude oil futures	8.750%

Bond-focused basket

Asset Class	Basket Component	Basket Component Weighting	Asset Class Weighting
Equities	S&P 500® Index	10.500%	17.5%
	EURO STOXX 50® Index	2.625%
	Nikkei 225® Index	1.750%
	MSCI Emerging Markets® Index	2.625%
Bonds	iShares® 20+ Year Treasury Bond ETF	32.500%	65%
	iShares® Core U.S. Aggregate Bond ETF	13.000%
	iShares® iBoxx® $ High Yield Corporate Bond ETF	13.000%
	iShares® J.P. Morgan USD Emerging Markets Bond ETF	6.500%
Commodities	Gold	8.750%	17.5%
	Crude oil futures	8.750%

Citigroup Global Markets Holdings Inc.

Payout Diagram

The diagram below illustrates your payment at maturity for a range of hypothetical basket returns of the best performing basket.

Investors in the securities will not receive any dividends or distributions with respect to the basket components. The examples below do not show any effect of lost dividend or distribution yield over the term of the securities. See “Summary Risk Factors—You will not receive or benefit from dividends or distributions paid with respect to the basket components over the term of the securities” below.

Market-Linked Securities Payment at Maturity Diagram

Citigroup Global Markets Holdings Inc.

Hypothetical Examples

The examples below illustrate how to determine the payment at maturity on the securities, assuming the various hypothetical component returns for the basket components indicated below. The examples are solely for illustrative purposes, show only a limited number of possible outcomes and are not a prediction of what the actual payment at maturity on the securities will be. The actual payment at maturity will depend on the actual component return of each basket component.

Example 1—Upside Scenario. Based on the hypothetical component returns of the basket components indicated below, the basket return of each basket would be calculated as follows.

Equity-focused basket

Basket Component	Weighting	Hypothetical Component Return(1)	Hypothetical Weighted Component Return(2)
S&P 500® Index	39.000%	10%	3.90000%
EURO STOXX 50® Index	9.750%	15%	1.46250%
Nikkei 225® Index	6.500%	5%	0.32500%
MSCI Emerging Markets® Index	9.750%	0%	0.00000%
iShares® 20+ Year Treasury Bond ETF	8.750%	-2%	-0.17500%
iShares® Core U.S. Aggregate Bond ETF	3.500%	-3%	-0.10500%
iShares® iBoxx® $ High Yield Corporate Bond ETF	3.500%	-5%	-0.17500%
iShares® J.P. Morgan USD Emerging Markets Bond ETF	1.750%	-5%	-0.08750%
Gold	8.750%	-5%	-0.43750%
Crude oil futures	8.750%	5%	0.43750%
Sum of hypothetical weighted component returns:			5.14500%
Final basket value = 100 × (1 + the sum of the weighted component returns of the basket components):			105.14500
Basket return = (final basket value – initial basket value) / initial basket value:			5.14500%

(1)	The component return for each basket component is the percentage change from its initial component value (determined on the pricing date) to its final component value (determined on the valuation date).

(2)	The hypothetical weighted component return for each basket component is equal to its weighting in the basket multiplied by its hypothetical component return.

Bond-focused basket

Basket Component	Weighting	Hypothetical Component Return(1)	Hypothetical Weighted Component Return(2)
S&P 500® Index	10.500%	10%	1.05000%
EURO STOXX 50® Index	2.625%	15%	0.39375%
Nikkei 225® Index	1.750%	5%	0.08750%
MSCI Emerging Markets® Index	2.625%	0%	0.00000%
iShares® 20+ Year Treasury Bond ETF	32.500%	-2%	-0.65000%
iShares® Core U.S. Aggregate Bond ETF	13.000%	-3%	-0.39000%
iShares® iBoxx® $ High Yield Corporate Bond ETF	13.000%	-5%	-0.65000%
iShares® J.P. Morgan USD Emerging Markets Bond ETF	6.500%	-5%	-0.32500%
Gold	8.750%	-5%	-0.43750%
Crude oil futures	8.750%	5%	0.43750%
Sum of hypothetical weighted component returns:			-0.48375%
Final basket value = 100 × (1 + the sum of the weighted component returns of the basket components):			99.51625
Basket return = (final basket value – initial basket value) / initial basket value:			-0.48375%

(1)	The component return for each basket component is the percentage change from its initial component value (determined on the pricing date) to its final component value (determined on the valuation date).

(2)	The hypothetical weighted component return for each basket component is equal to its weighting in the basket multiplied by its hypothetical component return.

In this example, the equity-focused basket is the best performing basket. Since the final basket value of the best performing basket is greater than its initial basket value, the payment at maturity would be calculated as follows:

Citigroup Global Markets Holdings Inc.

Payment at maturity per security      =      $1,000 + ($1,000 × the upside participation rate × the basket return of the best performing basket)

=       $1,000 + ($1,000 × 157% × 5.14500%)

=       $1,000 + $80.78

=       $1,080.78

In this example, your total return at maturity would equal the appreciation of the best performing basket multiplied by the upside participation rate.

Example 2—Downside Scenario A. Based on the hypothetical component returns of the basket components indicated below, the basket return of each basket would be calculated as follows.

Equity-focused basket

Basket Component	Weighting	Hypothetical Component Return(1)	Hypothetical Weighted Component Return(2)
S&P 500® Index	39.000%	-60%	-23.40000%
EURO STOXX 50® Index	9.750%	-70%	-6.82500%
Nikkei 225® Index	6.500%	-65%	-4.22500%
MSCI Emerging Markets® Index	9.750%	-75%	-7.31250%
iShares® 20+ Year Treasury Bond ETF	8.750%	10%	0.87500%
iShares® Core U.S. Aggregate Bond ETF	3.500%	-20%	-0.70000%
iShares® iBoxx® $ High Yield Corporate Bond ETF	3.500%	-45%	-1.57500%
iShares® J.P. Morgan USD Emerging Markets Bond ETF	1.750%	-50%	-0.87500%
Gold	8.750%	5%	0.43750%
Crude oil futures	8.750%	-40%	-3.50000%
Sum of hypothetical weighted component returns:			-47.10000%
Final basket value = 100 × (1 + the sum of the weighted component returns of the basket components):			52.90000
Basket return = (final basket value – initial basket value) / initial basket value:			-47.10000%

(1)	The component return for each basket component is the percentage change from its initial component value (determined on the pricing date) to its final component value (determined on the valuation date).

(2)	The hypothetical weighted component return for each basket component is equal to its weighting in the basket multiplied by its hypothetical component return.

Bond-focused basket

Basket Component	Weighting	Hypothetical Component Return(1)	Hypothetical Weighted Component Return(2)
S&P 500® Index	10.500%	-60%	-6.30000%
EURO STOXX 50® Index	2.625%	-70%	-1.83750%
Nikkei 225® Index	1.750%	-65%	-1.13750%
MSCI Emerging Markets® Index	2.625%	-75%	-1.96875%
iShares® 20+ Year Treasury Bond ETF	32.500%	10%	3.25000%
iShares® Core U.S. Aggregate Bond ETF	13.000%	-20%	-2.60000%
iShares® iBoxx® $ High Yield Corporate Bond ETF	13.000%	-45%	-5.85000%
iShares® J.P. Morgan USD Emerging Markets Bond ETF	6.500%	-50%	-3.25000%
Gold	8.750%	5%	0.43750%
Crude oil futures	8.750%	-40%	-3.50000%
Sum of hypothetical weighted component returns:			-22.75625%
Final basket value = 100 × (1 + the sum of the weighted component returns of the basket components):			77.24375
Basket return = (final basket value – initial basket value) / initial basket value:			-22.75625%

(1)	The component return for each basket component is the percentage change from its initial component value (determined on the pricing date) to its final component value (determined on the valuation date).

(2)	The hypothetical weighted component return for each basket component is equal to its weighting in the basket multiplied by its hypothetical component return.

In this example, the bond-focused basket is the best performing basket. Since the final basket value of the best performing basket is less than its initial basket value, the payment at maturity would be calculated as follows:

Payment at maturity per security      =    $1,000 + ($1,000 × the basket return of the best performing basket)

=      $1,000 + ($1,000 × -22.75625%)

=      $1,000 + -$227.56

Citigroup Global Markets Holdings Inc.

=      $772.44

In this example, your total return at maturity would be negative and would reflect 1-to-1 exposure to the depreciation of the best performing basket.

Example 3—Downside Scenario B. Based on the hypothetical component returns of the basket components indicated below, the basket return of each basket would be calculated as follows.

Equity-focused basket

Basket Component	Weighting	Hypothetical Component Return(1)	Hypothetical Weighted Component Return(2)
S&P 500® Index	39.000%	-60%	-23.40000%
EURO STOXX 50® Index	9.750%	-70%	-6.82500%
Nikkei 225® Index	6.500%	-65%	-4.22500%
MSCI Emerging Markets® Index	9.750%	-75%	-7.31250%
iShares® 20+ Year Treasury Bond ETF	8.750%	-50%	-4.37500%
iShares® Core U.S. Aggregate Bond ETF	3.500%	-60%	-2.10000%
iShares® iBoxx® $ High Yield Corporate Bond ETF	3.500%	-65%	-2.27500%
iShares® J.P. Morgan USD Emerging Markets Bond ETF	1.750%	-80%	-1.40000%
Gold	8.750%	-50%	-4.37500%
Crude oil futures	8.750%	-70%	-6.12500%
Sum of hypothetical weighted component returns:			-62.41250%
Final basket value = 100 × (1 + the sum of the weighted component returns of the basket components):			37.58750
Basket return = (final basket value – initial basket value) / initial basket value:			-62.41250%

(1)	The component return for each basket component is the percentage change from its initial component value (determined on the pricing date) to its final component value (determined on the valuation date).

(2)	The hypothetical weighted component return for each basket component is equal to its weighting in the basket multiplied by its hypothetical component return.

Bond-focused basket

Basket Component	Weighting	Hypothetical Component Return(1)	Hypothetical Weighted Component Return(2)
S&P 500® Index	10.500%	-60%	-6.30000%
EURO STOXX 50® Index	2.625%	-70%	-1.83750%
Nikkei 225® Index	1.750%	-65%	-1.13750%
MSCI Emerging Markets® Index	2.625%	-75%	-1.96875%
iShares® 20+ Year Treasury Bond ETF	32.500%	-50%	-16.25000%
iShares® Core U.S. Aggregate Bond ETF	13.000%	-60%	-7.80000%
iShares® iBoxx® $ High Yield Corporate Bond ETF	13.000%	-65%	-8.45000%
iShares® J.P. Morgan USD Emerging Markets Bond ETF	6.500%	-80%	-5.20000%
Gold	8.750%	-50%	-4.37500%
Crude oil futures	8.750%	-70%	-6.12500%
Sum of hypothetical weighted component returns:			-59.44375%
Final basket value = 100 × (1 + the sum of the weighted component returns of the basket components):			40.55625
Basket return = (final basket value – initial basket value) / initial basket value:			-59.44375%

(1)	The component return for each basket component is the percentage change from its initial component value (determined on the pricing date) to its final component value (determined on the valuation date).

(2)	The hypothetical weighted component return for each basket component is equal to its weighting in the basket multiplied by its hypothetical component return.

In this example, the bond-focused basket is the best performing basket. Since the final basket value of the best performing basket is less than its initial basket value, the payment at maturity would be calculated as follows:

Payment at maturity per security     =       $1,000 + ($1,000 × the basket return of the best performing basket)

=       $1,000 + ($1,000 × -59.44375%)

=       $1,000 + -$594.44

=       $405.56

In this example, your total return at maturity would be negative and would reflect 1-to-1 exposure to the depreciation of the best performing basket.

Citigroup Global Markets Holdings Inc.

Summary Risk Factors

An investment in the securities is significantly riskier than an investment in conventional debt securities. The securities are subject to all of the risks associated with an investment in our conventional debt securities (guaranteed by Citigroup Inc.), including the risk that we and Citigroup Inc. may default on our obligations under the securities, and are also subject to risks associated with the basket components. Accordingly, the securities are suitable only for investors who are capable of understanding the complexities and risks of the securities. You should consult your own financial, tax and legal advisors as to the risks of an investment in the securities and the suitability of the securities in light of your particular circumstances.

The following is a summary of certain key risk factors for investors in the securities. You should read this summary together with the more detailed description of risks relating to an investment in the securities contained in the section “Risk Factors Relating to the Securities” beginning on page EA-7 in the accompanying product supplement. You should also carefully read the risk factors included in the accompanying prospectus supplement and in the documents incorporated by reference in the accompanying prospectus, including Citigroup Inc.’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which describe risks relating to the business of Citigroup Inc. more generally.

▪	You may lose a significant portion or all of your investment. Unlike conventional debt securities, the securities do not repay a fixed amount of principal at maturity. Instead, your payment at maturity will depend on the performance of the best performing basket. If the best performing basket depreciates from its initial basket value to its final basket value, you will lose 1% of the stated principal amount of your securities for every 1% of that depreciation. There is no minimum payment at maturity, and you may lose up to all of your investment.

▪	The securities do not pay interest. Unlike conventional debt securities, the securities do not pay interest or any other amounts prior to maturity. You should not invest in the securities if you seek current income during the term of the securities.

▪	You will not receive or benefit from dividends or distributions paid with respect to the basket components over the term of the securities. As an investor in the securities, you will not receive any dividends or distributions paid with respect to the basket components. Moreover, the values of the basket components used to measure their performance for purposes of determining your payment at maturity will not reflect the receipt or reinvestment of dividends or distributions. Dividend or distribution yields on the basket components that are equity indices or bond ETFs would be expected to represent a significant portion of the overall return on a direct investment in those basket components, but will not be reflected in the performance of the basket components as measured for purposes of the securities, except to the extent that dividends and distributions reduce the values of the basket components.

The magnitude of this lost dividend or distribution yield may be particularly significant in the case of the bond ETFs. For any bond ETF, distributions of interest payments on the bonds held by the ETF would be expected to make up a significant portion of the overall yield on a direct investment in the ETF. The performance of the bond ETFs measured for purposes of the securities will not reflect distributions of interest payments on the bonds held by the bond ETFs and, therefore, will not reflect the interest component of the yield on the bond ETFs. The securities will reflect only that portion of the yield on the bond ETFs that is attributable to changes in the values of the bonds held by the bond ETFs.

As a result of this lost dividend and distribution yield, the performance of the basket components as measured for purposes of the securities may be significantly less than the return that a direct investor in the basket components would realize. This is an important trade-off that investors in the securities must be willing to make in exchange for exposure to the best performing basket and the upside participation rate that the securities offer.

▪	The best performing basket may have poor performance and may not significantly outperform the worst performing basket. Although the payment at maturity on the securities will be based on the performance of the best performing basket, that basket may nevertheless have poor performance. Both baskets may experience significant declines, and the fact that the securities are linked to the best performing basket does not mean that you will not incur significant losses. Moreover, the best performing basket may not significantly outperform the worst performing basket. The more highly correlated the basket components, the more similar the performances of the baskets are likely to be. There is no assurance that having exposure to the best performing basket will provide a meaningful benefit relative to having exposure to only one basket or the other.

▪	Your payment at maturity depends on the closing values of the basket components on a single day. Because your payment at maturity depends on the closing values of the basket components solely on the valuation date, you are subject to the risk that the closing values on that day may be lower, and possibly significantly lower, than on one or more other dates during the term of the securities. If you had invested directly in the basket components or in another instrument linked to the basket components that you could sell for full value at a time selected by you, or if the payment at maturity were based on an average of the closing values of the basket components throughout the term of the securities, you might have achieved better returns.

▪	The securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. If we default on our obligations under the securities and Citigroup Inc. defaults on its guarantee obligations, you may not receive anything owed to you under the securities.

▪	An investment in the securities is not a diversified investment. The fact that the securities are linked to the best performing of two baskets does not mean that the securities represent a diversified investment. The securities are subject to the credit risk of

Citigroup Global Markets Holdings Inc.

Citigroup Global Markets Holdings Inc. and Citigroup Inc. No amount of diversification that may be represented by the basket components will offset the risk that we may default on our obligations and Citigroup Inc. may default on its guarantee obligations under the terms of the securities.

▪	The basket components may offset each other. The performances of the basket components may not be correlated with each other. If some basket components appreciate and others depreciate, the appreciation of the appreciating basket components may be moderated, wholly offset or more than offset by lesser appreciation or by depreciation in the value of the other basket components. The overall performance of either basket may therefore be less than it would have been had it included only a subset of the basket components. Because the basket components represent a number of different asset classes, there is a significant risk that at least some basket components will perform poorly, dragging down overall basket performance even if other basket components perform well.

▪	The basket components may be highly correlated in decline. The performances of the basket components may become highly correlated during periods of declining prices. This may occur because of events that have broad effects on markets generally or on the markets that the basket components track. If the basket components become correlated in decline, the depreciation of some basket components will not be offset by the performance of the other basket components and, in fact, each basket component may contribute to an overall decline from the initial basket value of a basket to its final basket value.

▪	The allocations within the baskets may not be optimal. Each basket represents a particular allocation to the equity, bond and commodity asset classes and to particular basket components within each of those asset classes. These allocations may not be optimal allocations, and the particular basket components included in the baskets and their respective weightings may not be representative of the asset classes to which they belong. Moreover, there are many asset classes that are not represented in the baskets. If the baskets had different asset class allocations or weightings within asset classes or included different asset classes or underlyings within asset classes, the securities might have achieved significantly better returns. Our offering of the securities is not a recommendation of these allocations or asset classes. You should make your own independent determination about whether to obtain the exposure to the baskets that the securities offer.

▪	The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. CGMI currently intends to make a secondary market in relation to the securities and to provide an indicative bid price for the securities on a daily basis. Any indicative bid price for the securities provided by CGMI will be determined in CGMI’s sole discretion, taking into account prevailing market conditions and other relevant factors, and will not be a representation by CGMI that the securities can be sold at that price, or at all. CGMI may suspend or terminate making a market and providing indicative bid prices without notice, at any time and for any reason. If CGMI suspends or terminates making a market, there may be no secondary market at all for the securities because it is likely that CGMI will be the only broker-dealer that is willing to buy your securities prior to maturity. Accordingly, an investor must be prepared to hold the securities until maturity.

▪	The estimated value of the securities on the pricing date, based on CGMI’s proprietary pricing models and our internal funding rate, is less than the issue price. The difference is attributable to certain costs associated with selling, structuring and hedging the securities that are included in the issue price. These costs include (i) hedging and other costs incurred by us and our affiliates in connection with the offering of the securities and (ii) the expected profit (which may be more or less than actual profit) to CGMI or other of our affiliates in connection with hedging our obligations under the securities. These costs adversely affect the economic terms of the securities because, if they were lower, the economic terms of the securities would be more favorable to you. The economic terms of the securities are also likely to be adversely affected by the use of our internal funding rate, rather than our secondary market rate, to price the securities. See “The estimated value of the securities would be lower if it were calculated based on our secondary market rate” below.

▪	The estimated value of the securities was determined for us by our affiliate using proprietary pricing models. CGMI derived the estimated value disclosed on the cover page of this pricing supplement from its proprietary pricing models. In doing so, it may have made discretionary judgments about the inputs to its models, such as the volatility of and correlation among the basket components, dividend and distribution yields with respect to the basket components and interest rates. CGMI’s views on these inputs may differ from your or others’ views, and as an underwriter in this offering, CGMI’s interests may conflict with yours. Both the models and the inputs to the models may prove to be wrong and therefore not an accurate reflection of the value of the securities. Moreover, the estimated value of the securities set forth on the cover page of this pricing supplement may differ from the value that we or our affiliates may determine for the securities for other purposes, including for accounting purposes. You should not invest in the securities because of the estimated value of the securities. Instead, you should be willing to hold the securities to maturity irrespective of the initial estimated value.

▪	The estimated value of the securities would be lower if it were calculated based on our secondary market rate. The estimated value of the securities included in this pricing supplement is calculated based on our internal funding rate, which is the rate at which we are willing to borrow funds through the issuance of the securities. Our internal funding rate is generally lower than our secondary market rate, which is the rate that CGMI will use in determining the value of the securities for purposes of any purchases of the securities from you in the secondary market. If the estimated value included in this pricing supplement were based on our secondary market rate, rather than our internal funding rate, it would likely be lower. We determine our internal funding rate based on factors such as the costs

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associated with the securities, which are generally higher than the costs associated with conventional debt securities, and our liquidity needs and preferences. Our internal funding rate is not an interest rate that is payable on the securities.

Because there is not an active market for traded instruments referencing our outstanding debt obligations, CGMI determines our secondary market rate based on the market price of traded instruments referencing the debt obligations of Citigroup Inc., our parent company and the guarantor of all payments due on the securities, but subject to adjustments that CGMI makes in its sole discretion. As a result, our secondary market rate is not a market-determined measure of our creditworthiness, but rather reflects the market’s perception of our parent company’s creditworthiness as adjusted for discretionary factors such as CGMI’s preferences with respect to purchasing the securities prior to maturity.

▪	The estimated value of the securities is not an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you in the secondary market. Any such secondary market price will fluctuate over the term of the securities based on the market and other factors described in the next risk factor. Moreover, unlike the estimated value included in this pricing supplement, any value of the securities determined for purposes of a secondary market transaction will be based on our secondary market rate, which will likely result in a lower value for the securities than if our internal funding rate were used. In addition, any secondary market price for the securities will be reduced by a bid-ask spread, which may vary depending on the aggregate stated principal amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding related hedging transactions. As a result, it is likely that any secondary market price for the securities will be less than the issue price.

▪	The value of the securities prior to maturity will fluctuate based on many unpredictable factors. The value of your securities prior to maturity will fluctuate based on the closing values of the basket components, the volatility of and correlation between the closing values of the basket components, the dividend and distribution yields on the basket components, interest rates generally, the time remaining to maturity and our and Citigroup Inc.’s creditworthiness, as reflected in our secondary market rate, among other factors described under “Risk Factors Relating to the Securities—Risk Factors Relating to All Securities—The value of your securities prior to maturity will fluctuate based on many unpredictable factors” in the accompanying product supplement. Changes in the closing values of the basket components may not result in a comparable change in the value of your securities. You should understand that the value of your securities at any time prior to maturity may be significantly less than the issue price.

▪	Immediately following issuance, any secondary market bid price provided by CGMI, and the value that will be indicated on any brokerage account statements prepared by CGMI or its affiliates, will reflect a temporary upward adjustment. The amount of this temporary upward adjustment will steadily decline to zero over the temporary adjustment period. See “Valuation of the Securities” in this pricing supplement.

▪	If a commodity hedging disruption event occurs during the term of the securities, we may redeem the securities early for an amount that may result in a significant loss on your investment. See “Additional Terms of the Securities—Certain Additional Terms Relating to Gold and Crude Oil Futures—Commodity hedging disruption event” in this pricing supplement for information about the events that may constitute a commodity hedging disruption event. If a commodity hedging disruption event occurs, we may redeem the securities prior to the maturity date for an amount equal to the early redemption amount determined as of the early redemption valuation date. The early redemption amount will be determined in a manner based upon (but not necessarily identical to) CGMI’s then contemporaneous practices for determining secondary market bid prices for the securities and similar instruments, subject to the exceptions and more detailed provisions set forth under “Additional Terms of the Securities—Certain Additional Terms Relating to Gold and Crude Oil Futures—Commodity hedging disruption event” below. As discussed above, any secondary market bid price is likely to be less than the issue price and, absent favorable changes in market conditions and other relevant factors, is also likely to be less than the estimated value of the securities set forth on the cover page of this pricing supplement. Accordingly, if a commodity hedging disruption event occurs, there is a significant likelihood that the early redemption amount you receive will result in a loss on your investment in the securities. Moreover, in determining the early redemption amount, the calculation agent will take into account the relevant event that has occurred, and that event may have a significant adverse effect on the basket component that is an underlying commodity markets and/or commodity markets generally, resulting in an early redemption amount that is significantly less than the amount you paid for your securities. You may lose up to all of your investment.

The early redemption amount may be significantly less than the amount you would have received had we not elected to redeem the securities and had you been able instead to hold them to maturity. For example, the early redemption amount may be determined during a market disruption that has a significant adverse effect on the early redemption amount. That market disruption may be resolved by the time of the originally scheduled maturity date and, had your payment on the securities been determined on the scheduled valuation date rather than on the early redemption valuation date, you might have achieved a significantly better return.

▪	The calculation agent may make discretionary determinations in connection with a commodity hedging disruption event and the early redemption amount that could adversely affect your return upon early redemption. The calculation agent will be required to exercise discretion in determining whether a commodity hedging disruption event with respect to a basket component that is an underlying commodity has occurred. If the calculation agent determines that a commodity hedging disruption event has occurred and as a result we elect to redeem the securities upon the occurrence of a commodity hedging disruption event, you may incur a significant loss on your investment in the securities.

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In addition, the calculation agent has broad discretion to determine the early redemption amount, including the ability to make adjustments to proprietary pricing models and inputs to those models in good faith and in a commercially reasonable manner. The fact that the calculation agent is our affiliate may cause it to have interests that are adverse to yours as a holder of the securities. Under the terms of the securities, the calculation agent has the authority to make determinations that may protect our economic interests while resulting in a significant loss to you on your investment in the securities.

▪	The basket components that are bond ETFs are subject to significant risks, including interest rate-related and credit-related risks. Each basket will include a significant allocation to ETFs that invest in U.S. dollar-denominated fixed-income securities. The performance of these bond ETFs that is measured for purposes of the securities will only reflect changes in the market prices of the bonds held by the bond ETFs and will not reflect interest payments on these bonds. As a result, the performance of the bond ETFs that is measured for purposes of the securities will be less, and perhaps significantly less, than the return that would be realized by a direct investor in the bond ETFs. The market prices of the bonds held by the bond ETFs are volatile and significantly influenced by a number of factors, particularly the yields on these bonds as compared to current market interest rates and the actual or perceived credit quality of the issuers of these bonds.

In general, the value of bonds is significantly affected by changes in current market interest rates. As interest rates rise, the prices of bonds, including those held by the bond ETFs, are likely to decrease. Securities with longer durations tend to be more sensitive to interest rate changes, usually making them more volatile than securities with shorter durations. The iShares® 20+ Year Treasury Bond ETF, which has the greatest weighting of the bond ETFs, holds U.S. Treasury securities with a remaining maturity of more than 20 years and as a result will be particularly sensitive to interest rate changes. The other bond ETFs may also have significant holdings of long-term bonds, thereby increasing the risk of price volatility. As a result, rising interest rates may cause the value of the bonds held by the bond ETFs and the values of the baskets to decline, possibly significantly.

Interest rates are subject to volatility due to a variety of factors, including:

•	sentiment regarding underlying strength in the U.S. economy and global economies;

•	expectations regarding the level of price inflation;

•	sentiment regarding credit quality in the U.S. and global credit markets;

•	central bank policies regarding interest rates; and

•	the performance of U.S. and foreign capital markets.

In addition, the prices of the bonds held by the bond ETFs are significantly influenced by the creditworthiness of the issuers of those bonds. The issuers of the bonds held by the bond ETFs may have their credit ratings downgraded or credit spreads may widen significantly. Following a ratings downgrade or the widening of credit spreads, some or all of the bonds may suffer significant and rapid price declines. These events may affect only a few or a large number of bonds. The prices of high yield bonds such as those held by the iShares® iBoxx® $ High Yield Corporate Bond ETF are likely to be particularly susceptible to rapid declines during a period of economic uncertainty or crisis.

▪	The iShares® J.P. Morgan USD Emerging Markets Bond ETF is subject to risks associated with emerging markets securities. The iShares® J.P. Morgan USD Emerging Markets Bond ETF holds bonds issued by emerging market sovereigns or quasi-sovereign entities. Investments linked to the value of non-U.S. securities involve risks associated with the securities markets in those countries, including risks of volatility and governmental intervention in those markets. The prices of securities in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Countries with emerging markets may have relatively unstable governments, have restrictions on foreign ownership and prohibitions on the repatriation of assets and have less protection of property rights than more developed countries. The economies of countries with emerging markets may be highly vulnerable to changes in local or global trade conditions and suffer from extreme and volatile debt burdens or inflation rates.

▪	Limited or no public disclosure about the J.P. Morgan EMBISM Global Core Index may result in the iShares® J.P. Morgan USD Emerging Markets Bond ETF behaving in unexpected ways, which could adversely affect the value of the iShares® J.P. Morgan USD Emerging Markets Bond ETF. Recently, the J.P. Morgan EMBISM Global Core Index has ceased making information about itself publicly available. The iShares® J.P. Morgan USD Emerging Markets Bond ETF tracks the J.P. Morgan EMBISM Global Core Index. This withdrawal of publicly available information about the J.P. Morgan EMBISM Global Core Index by its index sponsor means that the investors, the financial press and industry commentators will not be aware of changes in the J.P. Morgan EMBISM Global Core Index, which creates the risk that the J.P. Morgan EMBISM Global Core Index, and therefore the iShares® J.P. Morgan USD Emerging Markets Bond ETF, may behave in unexpected ways. If that occurs, the value of the iShares® J.P. Morgan USD Emerging Markets Bond ETF, and therefore the value of your securities, can be adversely affected.

▪	The EURO STOXX 50® Index, the Nikkei 225® Index and the MSCI Emerging Markets® Index are subject to risks associated with non-U.S. equity markets. Investments linked to the value of non-U.S. stocks involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in

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some of these jurisdictions than about U.S. companies that are subject to the reporting requirements of the SEC. Further, non-U.S. companies are generally subject to accounting, auditing and financial reporting standards and requirements and securities trading rules that are different from those applicable to U.S. reporting companies. The prices of securities in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Moreover, the economies in such countries may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

▪	The MSCI Emerging Markets® Index is subject to risks associated with emerging markets equity securities. The stocks that constitute the MSCI Emerging Markets® Index have been issued by companies in various emerging markets. Countries with emerging markets may have relatively unstable governments, present the risks of nationalization of businesses, have restrictions on foreign ownership and prohibitions on the repatriation of assets and have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, be highly vulnerable to changes in local or global trade conditions and suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.

▪	The performance of the EURO STOXX 50® Index will not be adjusted for changes in the exchange rate between the euro and the U.S. dollar. The EURO STOXX 50® Index is composed of stocks traded in euro, the value of which may be subject to a high degree of fluctuation relative to the U.S. dollar. However, the performance of the EURO STOXX 50® Index and the value of your securities will not be adjusted for exchange rate fluctuations. If the euro appreciates relative to the U.S. dollar over the term of the securities, the performance of the EURO STOXX 50® Index as measured for purposes of the securities will be less than it would have been if it offered exposure to that appreciation in addition to the change in the euro prices of the stocks included in the EURO STOXX 50® Index.

▪	The performance of the Nikkei 225® Index will not be adjusted for changes in the exchange rate between the Japanese yen and the U.S. dollar. The Nikkei 225® Index is composed of stocks traded in Japanese yen, the value of which may be subject to a high degree of fluctuation relative to the U.S. dollar. However, the performance of the Nikkei 225® Index and the value of your securities will not be adjusted for exchange rate fluctuations. If the Japanese yen appreciates relative to the U.S. dollar over the term of the securities, the performance of the Nikkei 225® Index as measured for purposes of the securities will be less than it would have been if it offered exposure to that appreciation in addition to the change in the Japanese yen prices of the stocks included in the Nikkei 225® Index.

▪	Fluctuations in exchange rates will affect the closing value of the MSCI Emerging Markets® Index. Because the stocks that constitute the MSCI Emerging Markets® Index are traded in foreign currencies and the level of the MSCI Emerging Markets® Index is based on the U.S. dollar value of those stocks, holders of the securities will be exposed to currency exchange rate risk with respect to each of the currencies in which those stocks trade. Exchange rate movements for a particular currency are volatile and are the result of numerous factors specific to the relevant country, including the supply of, and the demand for, those currencies, as well as government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to each applicable region. An investor’s net exposure will depend on the extent to which the currencies of the applicable countries strengthen or weaken against the U.S. dollar and the relative weight of each currency. If, taking into account such weighting, the dollar strengthens against the currencies of the stocks included in the MSCI Emerging Markets® Index, the level of the MSCI Emerging Markets® Index will be adversely affected for that reason alone and your return on the securities may be reduced. Of particular importance to potential currency exchange risk are: governmental interventions; existing and expected rates of inflation; existing and expected interest rate levels; the balance of payments; and the extent of governmental surpluses or deficits in the applicable countries and the United States. All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of the applicable countries and the United States and other countries important to international trade and finance.

▪	Investments linked to commodities are subject to sharp fluctuations in commodity prices. Each basket will have a significant allocation to basket components that are commodities. Investments, such as the securities, linked to the prices of commodities are subject to sharp fluctuations in the prices of commodities and commodity futures over short periods of time for a variety of reasons, including changes in supply and demand relationships; weather; climatic events; the occurrence of natural disasters; wars; political and civil upheavals; acts of terrorism; trade, fiscal, monetary, and exchange control programs; domestic and foreign political and economic events and policies; disease; pestilence; technological developments; changes in interest rates; and trading activities in commodities and commodity futures. These factors may affect the closing values of the basket components that are commodities and the value of the securities in varying and potentially inconsistent ways. As a result of these or other factors, the closing values of the basket components that are commodities may be, and recently have been, highly volatile.

▪	The securities provide exposure to crude oil futures and not direct exposure to crude oil. The price of a crude oil futures contract reflects the expected value of crude oil upon delivery in the future, whereas the spot price of crude oil reflects the immediate delivery value of crude oil. A variety of factors can lead to a disparity between the expected future price of crude oil and the spot price at a given point in time, such as the cost of storing crude oil for the term of the futures contract, interest charges incurred to finance the purchase of crude oil and expectations concerning supply and demand for crude oil. The price movement of a futures contract is typically correlated with the movements of the spot price of the reference commodity, but the correlation is generally imperfect and price movements of the spot price may not be reflected in the futures market (and vice versa).

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In addition, the difference between a futures price and a spot price is typically greater the longer the remaining term of the futures contract (in other words, futures prices converge toward spot prices as the expiration of the futures contract nears). As a result, the closing value of crude oil futures on the valuation date will be influenced in part by how much time remains to expiration of the crude oil futures on the valuation date. Had the valuation date occurred with a different length of time remaining to expiration of the crude oil futures, your return on the securities might have been more favorable.

▪	The market price of crude oil futures will affect the value of the securities. The price of crude oil futures is primarily affected by the demand for and supply of crude oil, but is also influenced significantly from time to time by speculative actions and by currency exchange rates. Crude oil prices are generally highly volatile and subject to dislocation. Demand for refined petroleum products by consumers, as well as the agricultural, manufacturing and transportation industries, affects the price of crude oil. Crude oil’s end-use as a refined product is often as transport fuel, industrial fuel and in-home heating fuel. Potential for substitution in most areas exists. Because the precursors of demand for petroleum products are linked to economic activity, demand will tend to reflect economic conditions. Demand is also influenced by government regulations, such as environmental or consumption policies. In addition to general economic activity and demand, prices for crude oil are affected by political events, labor activity and, in particular, direct government intervention (such as embargos) or supply disruptions in major oil-producing regions of the world. Such events tend to affect oil prices worldwide, regardless of the location of the event. Supply for crude oil may increase or decrease depending on many factors. These include production decisions by OPEC and other crude oil producers. Crude oil prices are determined with significant influence by OPEC. OPEC has the potential to influence oil prices worldwide because its members possess a significant portion of the world’s oil supply. In the event of sudden disruptions in the supplies of oil, such as those caused by war, natural events, accidents or acts of terrorism, prices of oil futures contracts could become extremely volatile and unpredictable. Also, sudden and dramatic changes in the futures market may occur, for example, upon a cessation of hostilities that may exist in countries producing oil, the introduction of new or previously withheld supplies into the market or the introduction of substitute products or commodities. Crude oil prices may also be affected by short-term changes in supply and demand because of trading activities in the oil market and seasonality (e.g., weather conditions such as hurricanes). It is not possible to predict the aggregate effect of all or any combination of these factors.

▪	NYMEX light sweet crude oil futures prices differ from other benchmark measures of crude oil prices. In particular, the NYMEX light sweet crude oil futures prices referenced by the securities differ from Brent crude oil futures. Brent crude oil futures may be more indicative of global crude oil prices, while NYMEX light sweet crude oil futures may be more indicative of the North American market for crude oil. Events and circumstances specific to the market for NYMEX light sweet crude oil may have a negative impact on NYMEX light sweet crude oil futures without necessarily having a significant effect on Brent crude oil futures prices. The performance of NYMEX light sweet crude oil futures over the term of the securities may differ significantly from, and may be significantly less favorable than, the performance of Brent crude oil futures.

▪	Changes in exchange or market methodology may affect the value of your securities. The closing value of each basket component that is a commodity will be determined by reference to the price determined by the relevant exchange or market. The relevant exchange or market may from time to time change any rule or bylaw or take emergency action under its rules, any of which could adversely affect the closing value of a basket component that is a commodity and, in turn, your investment in the securities.

▪	Legal and regulatory changes could adversely affect the return on and value of the securities. Futures contracts, including those related to crude oil, are subject to extensive statutes, regulations and margin requirements. The CFTC and the exchanges on which such futures contracts trade are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily limits and the suspension of trading. Furthermore, the NYMEX has regulations designed to limit the amount of fluctuations in futures contract prices. These limits could adversely affect the market prices of crude oil futures.

In addition, the regulation of commodity transactions in the U.S. is subject to ongoing modification by government and judicial action. The effect on the value of the securities of any future regulatory change is impossible to predict, but could be substantial and adverse to the interests of holders of the securities. For example, the Dodd-Frank Wall Street Reform and Consumer Protection Act, which was enacted on July 21, 2010, requires the CFTC to establish limits on the size of the positions any person may hold in futures contracts on a commodity, options on such futures contracts and swaps that are economically equivalent to such contracts. In particular, the CFTC has proposed rules to establish position limits that will apply to 28 agricultural, metals and energy futures contracts and futures, options and swaps that are economically equivalent to those futures contracts, including crude oil futures. The limits will apply to a person’s combined position in futures, options and swaps on crude oil. The rules, if enacted in their proposed form, may reduce liquidity in the exchange-traded market for crude oil futures, which may, in turn, have an adverse effect on your payment at maturity. Market participants may decide, or be required to, sell their positions in crude oil futures as a result of these rules. While the effects of these or other regulatory developments are difficult to predict, if broad market selling were to occur, it would likely lead to declines, possibly significant declines, in the price of crude oil futures and therefore, the value of the securities.

▪	The market price of gold will affect the value of the securities. We expect that generally the market value of the securities will depend in part on the price of gold. The price of gold is primarily affected by the global demand for and supply of gold, but is also influenced significantly from time to time by speculative actions. The market for gold bullion is global, and gold prices are subject to volatile price movements over short periods of time and are affected by numerous factors, including macroeconomic factors such as the structure of and confidence in the global monetary system, expectations regarding the future rate of inflation, the

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relative strength of, and confidence in, the U.S. dollar (the currency in which the price of gold is usually quoted), interest rates, gold borrowing and lending rates, and global or regional economic, financial, political, regulatory, judicial or other events. Gold prices may be affected by industry factors such as industrial and jewelry demand as well as lending, sales and purchases of gold by the official sector, including central banks and other governmental agencies and multilateral institutions which hold gold. Additionally, gold prices may be affected by levels of gold production, production costs and short-term changes in supply and demand due to trading activities in the gold market. From time to time, above-ground inventories of gold may also influence the market. It is not possible to predict the aggregate effect of all or any combination of these factors. The price of gold has recently been, and may continue to be, extremely volatile.

▪	Holders of the securities will not benefit from regulatory protections of the Commodity Futures Trading Commission. The securities are our direct obligations. The net proceeds to be received by us from the sale of the securities will not be used to purchase or sell a basket component that is a commodity for the benefit of the holders of securities. An investment in the securities does not constitute an investment in a commodity or commodity futures contract, and holders of the securities will not benefit from the regulatory protections of the Commodity Futures Trading Commission (the “CFTC”) afforded to persons who trade in such contracts.

▪	Distortions or disruptions of market trading in a basket component that is an underlying commodity could adversely affect the value of and return on the securities. The commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. These circumstances could adversely affect the closing values of the basket components that are commodities and, therefore, the value of and return on the securities. In addition, if the scheduled valuation date is not a scheduled trading day or a market disruption event occurs on that day with respect to a basket component that is a commodity, the valuation date will be subject to postponement, as described under “Additional Terms of the Securities” in this pricing supplement. If the valuation date is not postponed in these circumstances, the calculation agent will determine the closing value of the affected basket component on the valuation date in its discretion. The calculation agent’s determination of the closing value of the affected basket component in this circumstance may result in an unfavorable return on the securities.

▪	Our offering of the securities is not a recommendation of the basket components. The fact that we are offering the securities does not mean that we believe that investing in an instrument linked to the basket components is likely to achieve favorable returns. In fact, as we are part of a global financial institution, our affiliates may have positions (including short positions) in the basket components or in instruments related to the basket components, and may publish research or express opinions, that in each case are inconsistent with an investment linked to the basket components. These and other activities of our affiliates may affect the closing values of the basket components in a way that negatively affects the value of and your return on the securities.

▪	The closing values of the basket components may be adversely affected by our or our affiliates’ hedging and other trading activities. We expect to hedge our obligations under the securities through CGMI or other of our affiliates, who may take positions in the basket components or in financial instruments related to the basket components and may adjust such positions during the term of the securities. Our affiliates also take positions in the basket components or in financial instruments related to the basket components on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management or to facilitate transactions on behalf of customers. These activities could affect the closing values of the basket components in a way that negatively affects the value of and your return on the securities. They could also result in substantial returns for us or our affiliates while the value of the securities declines.

▪	We and our affiliates may have economic interests that are adverse to yours as a result of our affiliates’ business activities. Our affiliates engage in business activities with a wide range of companies. These activities include extending loans, making and facilitating investments, underwriting securities offerings and providing advisory services. These activities could involve or affect the basket components in a way that negatively affects the value of and your return on the securities. They could also result in substantial returns for us or our affiliates while the value of the securities declines. In addition, in the course of this business, we or our affiliates may acquire non-public information, which will not be disclosed to you.

▪	The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities. If certain events occur during the term of the securities, such as market disruption events and other events with respect to the basket components, CGMI, as calculation agent, will be required to make discretionary judgments that could significantly affect your return on the securities. In making these judgments, the calculation agent’s interests as an affiliate of ours could be adverse to your interests as a holder of the securities. See “Risk Factors Relating to the Securities—Risk Factors Relating to All Securities—The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities” in the accompanying product supplement.

▪	In the case of a basket component that is an underlying ETF, even if the ETF pays a dividend that it identifies as special or extraordinary, no adjustment will be required under the securities for that dividend unless it meets the criteria specified in the accompanying product supplement. In general, an adjustment will not be made under the terms of the securities for any cash dividend paid by a basket component that is an underlying ETF unless the amount of the dividend per share, together with any other dividends paid in the same quarter, exceeds the dividend paid per share in the most recent quarter by an amount equal to at least 10% of the closing value of the ETF on the date of declaration of the dividend. Any dividend will reduce the closing value of the ETF by the amount of the dividend per share. If a basket component that is an underlying ETF pays any dividend for which an adjustment is not made under the terms of the securities, holders of the securities will be adversely affected. See “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Company or an

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Underlying ETF—Dilution and Reorganization Adjustments—Certain Extraordinary Cash Dividends” in the accompanying product supplement.

▪	In the case of a basket component that is an underlying ETF, the securities will not be adjusted for all events that may have a dilutive effect on or otherwise adversely affect the closing value of the ETF. For example, we will not make any adjustment for ordinary dividends or extraordinary dividends that do not meet the criteria described above, partial tender offers or additional underlying share issuances. Moreover, the adjustments we do make may not fully offset the dilutive or adverse effect of the particular event. Investors in the securities may be adversely affected by such an event in a circumstance in which a direct holder of the underlying shares of the ETF would not.

▪	In the case of a basket component that is an underlying ETF, the securities may become linked to an ETF other than the original ETF upon the occurrence of a reorganization event or upon the delisting of the underlying shares of the ETF. For example, if the ETF enters into a merger agreement that provides for holders of its underlying shares to receive shares of another entity and such shares are marketable securities, the closing value of the ETF following consummation of the merger will be based on the value of such other shares. Additionally, if the underlying shares of the ETF are delisted, the calculation agent may select a successor underlying ETF. See “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF” in the accompanying product supplement.

▪	In the case of a basket component that is an underlying ETF, the value and performance of the underlying shares of the ETF may not completely track the performance of the underlying index that the ETF seeks to track or the net asset value per share of the ETF. In the case of a basket component that is an underlying ETF, the ETF does not fully replicate the underlying index that it seeks to track and may hold securities different from those included in its underlying index. In addition, the performance of the ETF will reflect additional transaction costs and fees that are not included in the calculation of its underlying index. All of these factors may lead to a lack of correlation between the performance of the ETF and its underlying index. In addition, corporate actions with respect to the securities held by the ETF (such as mergers and spin-offs) may impact the variance between the performance of the ETF and its underlying index. Finally, because the underlying shares of the ETF are traded on an exchange and are subject to market supply and investor demand, the closing value of the ETF may differ from the net asset value per share of the ETF.

During periods of market volatility, securities included in the ETF’s underlying index may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share of the ETF and the liquidity of the ETF may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares of the ETF. Further, market volatility may adversely affect, sometimes materially, the price at which market participants are willing to buy and sell the underlying shares of the ETF. As a result, under these circumstances, the closing value of the ETF may vary substantially from the net asset value per share of the ETF. For all of the foregoing reasons, the performance of an underlying ETF may not correlate with the performance of its underlying index and/or its net asset value per share, which could materially and adversely affect the value of the securities and/or reduce your return on the securities.

▪	Changes that affect the basket components may affect the value of your securities. The sponsors of the basket components may at any time make methodological changes or other changes in the manner in which they operate that could affect the values of the basket components. We are not affiliated with the sponsor of any basket component and, accordingly, we have no control over any changes such sponsor may make. Such changes could adversely affect the performance of the basket components and the value of and your return on the securities.

▪	The U.S. federal tax consequences of an investment in the securities are unclear. There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid forward contracts. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities might be materially and adversely affected. Even if the treatment of the securities as prepaid forward contracts is respected, a security may be treated as a “constructive ownership transaction,” with potentially adverse consequences described below under “United States Federal Tax Considerations.” Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

If you are a non-U.S. investor, you should review the discussion of withholding tax issues in “United States Federal Tax Considerations—Non-U.S. Holders” below.

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “United States Federal Tax Considerations” in this pricing supplement. You should also consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Citigroup Global Markets Holdings Inc.

Additional Terms of the Securities

General

The terms of the securities are set forth in the accompanying product supplement, prospectus supplement and prospectus, as supplemented by this pricing supplement. The accompanying product supplement, prospectus supplement and prospectus contain important disclosures that are not repeated in this pricing supplement. It is important that you read the accompanying product supplement, prospectus supplement and prospectus together with this pricing supplement before deciding whether to invest in the securities.

Each basket component is an “underlying” for purposes of the accompanying product supplement. As described in more detail in the accompanying product supplement, the “closing value” of each basket component that is an underlying index on any day is its closing level on that day, determined as set forth in the accompanying product supplement, and the “closing value” of each basket component that is an underlying ETF on any day is the closing price of its underlying shares on that day, determined as set forth in the accompanying product supplement. The underlying shares of an underlying ETF are its shares that are traded on a U.S. national securities exchange. Please see the accompanying product supplement for more information.

Certain Additional Terms Relating to Gold and Crude Oil Futures

Determining the closing value

The term “closing value” means, on any date of determination:

•	with respect to gold, the official afternoon London gold price for delivery in London through a member of the London Bullion Market Association (“LBMA”) authorized to effect such delivery, stated in U.S. dollars per troy ounce, as calculated and administered by independent service provider(s) pursuant to an agreement with the LBMA and displayed on Bloomberg under the symbol “GOLDLNPM” (or any successor page determined by the calculation agent) on that date of determination, except as otherwise specified under “—Discontinuation of trading in, or physical delivery of, gold in the London gold market; alternative method of calculation” below; and

•	with respect to crude oil futures, except as otherwise specified under “—Discontinuation of trading of crude oil futures on the NYMEX; alternative method of calculation” below, the official settlement price per metric barrel of the first nearby futures contract for light sweet crude oil on the New York Mercantile Exchange (“NYMEX”), stated in U.S. dollars, as made public by the NYMEX and displayed on Bloomberg page “CL1 <CMDTY>” (or any successor page determined by the calculation agent) on that day; provided that if that day falls on the last trading day of that futures contract (pursuant to the rules of the NYMEX), then the second nearby futures contract displayed on Bloomberg page “CL2 <CMDTY>” (or any successor page determined by the calculation agent) on that day will be used;

provided that if a market disruption event occurs with respect to gold or crude oil futures (each, an “underlying commodity”) on the valuation date and the valuation date is not postponed, the closing value with respect to such underlying commodity on the valuation date will be the calculation agent’s good faith estimate of the closing value on the valuation date that would have prevailed but for the market disruption event.

Certain terms with respect to potential postponement of the valuation date

In certain circumstances described in the accompanying product supplement in the section “Description of the Securities—Consequences of a Market Disruption Event; Postponement of a Valuation Date”, the valuation date may be postponed. For purposes of that section, the following terms have the following meanings with respect to gold and crude oil futures. If the valuation date is not a scheduled trading day with respect to an underlying commodity, or if a market disruption event occurs with respect to an underlying commodity on the scheduled valuation date, the valuation date will be subject to postponement as described in the section “Description of the Securities—Consequences of a Market Disruption Event; Postponement of a Valuation Date” in the accompanying product supplement on the same basis as if the underlying commodity were any other underlying.

The term “scheduled trading day” means:

•	with respect to gold, a day, as determined by the calculation agent, on which the London gold market is scheduled to open for purposes of determining the official afternoon London gold price; and

•	with respect to crude oil futures, a day, as determined by the calculation agent, on which the NYMEX (or, if there is a successor to crude oil futures, the primary exchange or market of trading for the successor) is scheduled to open for trading for its regular trading session.

The term “market disruption event” means, with respect to gold:

•	a suspension, absence or material limitation of trading in (a) gold in the London gold market or (b) futures or options contracts relating to gold on the relevant market for those contracts, in each case, as determined by the calculation agent;

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•	any event that materially disrupts or impairs the ability of market participants to (a) effect transactions in, or obtain market values for, gold in the London gold market or (b) effect transactions in, or obtain market values for, futures or options contracts relating to gold on the relevant market for those contracts, in each case, as determined by the calculation agent;

•	the failure to open or the closure prior to the scheduled weekday closing time (without regard to after hours or any other trading outside of the regular trading session hours) of the London gold market on a scheduled trading day for gold; or

•	the official afternoon London gold price is not determined by the relevant service provider or is not published by Bloomberg.

The term “market disruption event” means, with respect to crude oil futures:

•	any material suspension, absence or limitation of trading in crude oil futures on the NYMEX (or, if there is a successor to crude oil futures, the primary exchange or market of trading for the successor);

•	any event that materially disrupts or impairs the ability of market participants to effect transactions in, or obtain market values for, crude oil futures;

•	the closing value of crude oil futures is a “limit price,” meaning that it has increased or decreased from the previous day’s closing value by the maximum amount permitted under the rules of the NYMEX (or, if there is a successor to crude oil futures, the primary exchange or market of trading for the successor); or

•	a failure by the NYMEX (or, if there is a successor to crude oil futures, the primary exchange or market of trading for the successor) or other price source to announce or publish the closing value of crude oil futures.

Discontinuation of trading in, or physical delivery of, gold in the London gold market; alternative method of calculation

If the London gold market discontinues trading in, or physical delivery of, gold and gold is traded, or the physical delivery of gold is effectuated, on another exchange (a “successor market”) or if the closing value of gold is no longer made available by the LBMA or Bloomberg and a price for gold is available from another source (a “successor price”), the calculation agent may, in its sole discretion, determine the closing value of gold on any date of determination by reference to the fixing price of gold on that successor market or by reference to that successor price, as applicable, on that day.

Upon any selection by the calculation agent of a successor market or a successor price, the calculation agent will cause written notice thereof to be promptly furnished to us and to the holders of the securities.

If the London gold market discontinues trading in, or the physical delivery of, gold or if the closing value of gold is no longer made available by the LBMA or Bloomberg prior to, and that discontinuation is continuing on, any date of determination, and the calculation agent determines, in its sole discretion, that no successor market or no successor price, as applicable, is available at that time, or if the calculation agent has previously selected a successor market and trading in, or the physical delivery of, gold is discontinued on that successor market prior to, and that discontinuation is continuing on, that date of determination, or if the calculation agent has previously selected a successor price and that successor price is no longer made available by its price source prior to that date of determination, then the calculation agent will determine the closing value of gold for that date in good faith and in a commercially reasonable manner.

Notwithstanding these alternative arrangements, discontinuation of trading or physical delivery of gold on the London gold market or the unavailability of the closing value of gold may adversely affect the value of the securities.

If at any time the method of calculating the closing value of gold is changed in a material respect, or if the reporting thereof is in any other way modified so that the closing value of gold does not, in the opinion of the calculation agent, fairly represent the value of gold, the calculation agent will, at the close of business in New York City on each day on which the closing value of gold is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a value for gold. The calculation agent will cause written notice of those calculations and adjustments to be furnished to the holders of the securities.

Discontinuation of trading of crude oil futures on the NYMEX; alternative method of calculation

In reference to crude oil futures, if the NYMEX discontinues trading in crude oil futures, the calculation agent may, in its sole discretion, replace the crude oil futures traded on the NYMEX with another futures contract that references light sweet crude oil and that the calculation agent, in its sole discretion, determines to be substantially similar to the discontinued crude oil futures (such replacement futures contract will be referred to herein as a “successor crude oil futures contract”), and the closing value of crude oil futures on each date of determination will be determined by reference to the official settlement price of the successor crude oil futures contract on the relevant exchange for the successor commodity futures contract on that day. In such event, the calculation agent will make such adjustments any price of crude oil futures used for purposes of the securities as it determines are appropriate in the circumstances. Upon any selection by the calculation agent of a successor crude oil futures contract, the calculation agent will cause written notice thereof to be promptly furnished to us and to the holders of the securities.

If the NYMEX discontinues trading in crude oil futures prior to, and that discontinuation is continuing on, the valuation date, and the calculation agent determines, in its sole discretion, that no successor crude oil futures contract is available at that time, or the

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calculation agent has previously selected a successor crude oil futures contract and trading in the successor crude oil futures contract is discontinued prior to, and that discontinuation is continuing on, the valuation date, then the calculation agent will determine the closing value of crude oil futures or a successor crude oil futures contract, as applicable, for that date in its sole discretion.

Notwithstanding these alternative arrangements, discontinuation of trading of crude oil futures on the NYMEX may adversely affect the value of the securities.

If at any time the method of calculating the closing value of crude oil futures or a successor crude oil futures contract, as applicable, is changed in a material respect by the relevant exchange, or if the reporting thereof is in any other way modified so that the closing value does not, in the opinion of the calculation agent, fairly represent the value of crude oil futures or a successor crude oil futures contract, as applicable, the calculation agent will, at the close of business in New York City on each day on which the closing value for crude oil futures or a successor crude oil futures contract, as applicable, is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a value for crude oil futures or a successor crude oil futures contract, as applicable. The calculation agent shall cause written notice of such calculations and adjustments to be furnished to the holders of the securities.

Commodity hedging disruption event

If, on any day during the term of the securities up to but excluding the valuation date, the calculation agent determines that a commodity hedging disruption event has occurred, we will have the right, but not the obligation, to redeem the securities, in whole and not in part, by providing written notice of our election to exercise that right to the trustee (the date of such notice, the “early redemption notice date”) on a redemption date of our election that is no later than the 30th business day immediately following the early redemption notice date or earlier than the fifth business day following the early redemption notice date. A commodity hedging disruption event need not be continuing on the early redemption notice date or on the redemption date. The amount due and payable on the securities upon such redemption will be equal to the early redemption amount determined as of the early redemption valuation date.

A “commodity hedging disruption event” means any event or condition following which we or our affiliates are unable, after using commercially reasonable efforts, to (i) acquire, establish, re-establish, substitute, maintain, unwind or dispose of any security, option, future, derivative, currency, instrument, transaction, asset or arrangement that the calculation agent deems necessary to hedge the risk of entering into and performing our obligations with respect to the securities in relation to an underlying commodity, whether in the aggregate on a portfolio basis or incrementally on a trade by trade basis (each a “hedge position”) or (ii) realize, recover or remit the proceeds of any such hedge position, in each case including (without limitation) if those hedge positions (in whole or in part) are (or, but for the consequent disposal thereof, would otherwise be) in excess of any allowable position limit(s) in relation to any commodity traded on any exchange(s) or other trading facility (it being within the sole and absolute discretion of the calculation agent to determine which of the hedge positions are counted towards that limit).

The “early redemption amount” will be the fair value of the securities determined by the calculation agent as of the early redemption valuation date in good faith and in a manner based upon (but not necessarily identical to) CGMI’s then contemporaneous practices for determining a secondary market bid price for the securities and similar instruments, taking into account the commodity hedging disruption event that has occurred. In determining the early redemption amount, the calculation agent may take into account proprietary pricing models and may make adjustments to those models or inputs to those models in good faith and in a commercially reasonable manner. The calculation agent may also take into account other facts, whether or not unique to us or our affiliates, in determining the early redemption amount so long as it is in good faith and commercially reasonable. The early redemption amount may result in a significant loss on your securities. See “Summary Risk Factors--If a commodity hedging disruption event occurs during the term of the securities, we may redeem the securities early for an amount that may result in a significant loss on your investment” in this pricing supplement.

The “early redemption valuation date” is the early redemption notice date.

Under the terms of the securities, the calculation agent will be required to exercise discretion under certain circumstances, including (i) determining whether a market disruption event or a commodity hedging disruption event has occurred; (ii) if a market disruption event occurs on the scheduled valuation date with respect to a basket component, determining whether to postpone the valuation date; (iii) if a market disruption event occurs on the valuation date with respect to a basket component and the valuation date is not postponed, determining the closing value of the affected basket component on that day; and (iv) if a commodity hedging disruption event occurs, determining the early redemption amount. In exercising this discretion, the calculation agent will be required to act in good faith and in a commercially reasonable manner, but it may take into account any factors it deems relevant, including, without limitation, whether the applicable event materially interfered with our or our affiliates’ ability to adjust or unwind all or a material portion of any hedge with respect to the securities.

NYMEX Notice

In reference to crude oil futures, the securities are not sponsored, endorsed, sold or promoted by NYMEX. NYMEX makes no representation or warranty, express or implied, to the purchasers of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of NYMEX commodity futures prices to track general commodity market performance. NYMEX has no relationship to Citigroup Global Markets Holdings Inc. or any of its affiliates and NYMEX commodity futures prices are determined, composed and calculated by NYMEX without regard to Citigroup Global Markets Holdings

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Inc. or any of its affiliates or the securities. NYMEX has no obligation to take the needs of Citigroup Global Markets Holdings Inc. or any of its affiliates or the holders of the securities into consideration in determining, composing or calculating any NYMEX commodity futures commodity price. NYMEX is not responsible for and has not participated in the determination of the timing of, prices of, or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities are to be converted into cash. NYMEX has no obligation or liability in connection with the administration, marketing or trading of the securities.

NYMEX does not guarantee the quality, accuracy and/or completeness of (i) statements made herein or in any other materials used to describe, market and/or sell the securities, or (ii) the NYMEX commodity futures prices used in computing the return on the securities. NYMEX makes no warranty, express or implied, as to results to be obtained by Citigroup Global Markets Holdings Inc. or any of its affiliates, holders of the securities, or any other person or entity from the use of the securities, and hereby expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the NYMEX commodity futures prices used in computing the return on the securities and is not liable for any error or omission in any price used in connection with the securities. Without limiting any of the foregoing, in no event shall NYMEX have any liability for any special, punitive, indirect or consequential damages (including lost profits), even if notified of the possibility of such damages.

Citigroup Global Markets Holdings Inc.

Hypothetical Historical Information About the Baskets

Because the baskets exist solely for purposes of the securities, historical information on the performance of the baskets does not exist for dates prior to the pricing date. The graphs below set forth the hypothetical historical daily value of each basket for the period from January 4, 2008 to April 8, 2019, assuming that the baskets were created on January 2, 2008 with the same basket components and corresponding weightings and with initial basket values of 100 on that date. The hypothetical historical performance of the baskets is based on the actual closing values of the basket components on the applicable dates. We obtained these closing values from Bloomberg L.P., without independent verification. Any historical trend in the levels of the baskets during the period shown below is not an indication of the performance of the baskets during the term of the securities.

Hypothetical Historical Performance of Equity-Focused Basket January 4, 2008 to April 8, 2019

Hypothetical Historical Performance of Bond-Focused Basket January 4, 2008 to April 8, 2019

Citigroup Global Markets Holdings Inc.

Information About the Basket Components

S&P 500® Index

The S&P 500® Index consists of common stocks of 500 issuers selected to provide a performance benchmark for the large capitalization segment of the U.S. equity markets. It is calculated and maintained by S&P Dow Jones Indices LLC.

Please refer to the section “Equity Index Descriptions—The S&P U.S. Indices—The S&P 500® Index” in the accompanying underlying supplement for additional information.

We have derived all information regarding the S&P 500® Index from publicly available information and have not independently verified any information regarding the S&P 500® Index. This pricing supplement relates only to the securities and not to the S&P 500® Index. We make no representation as to the performance of the S&P 500® Index over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The sponsor of the S&P 500® Index is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing value of the S&P 500® Index on April 8, 2019 was 2,895.77.

The graph below shows the closing value of the S&P 500® Index for each day such value was available from January 2, 2008 to April 8, 2019. We obtained the closing values from Bloomberg L.P., without independent verification. You should not take the historical performance of the S&P 500® Index as an indication of future performance.

S&P 500® Index – Historical Closing Values January 2, 2008 to April 8, 2019

Citigroup Global Markets Holdings Inc.

EURO STOXX 50® Index

The EURO STOXX 50® Index is composed of 50 component stocks of market sector leaders from within the 19 EURO STOXX® Supersector indices, which represent the Eurozone portion of the STOXX Europe 600® Supersector indices. The STOXX Europe 600® Supersector indices contain the 600 largest stocks traded on the major exchanges of 18 European countries. The EURO STOXX 50® Index is calculated and maintained by STOXX Limited.

Please refer to the section “Equity Index Descriptions—The EURO STOXX 50® Index” in the accompanying underlying supplement for additional information.

We have derived all information regarding the EURO STOXX 50® Index from publicly available information and have not independently verified any information regarding the EURO STOXX 50® Index. This pricing supplement relates only to the securities and not to the EURO STOXX 50® Index. We make no representation as to the performance of the EURO STOXX 50® Index over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The sponsor of the EURO STOXX 50® Index is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing value of the EURO STOXX 50® Index on April 8, 2019 was 3,438.06.

The graph below shows the closing value of the EURO STOXX 50® Index for each day such value was available from January 2, 2008 to April 8, 2019. We obtained the closing values from Bloomberg L.P., without independent verification. You should not take the historical performance of the EURO STOXX 50® Index as an indication of future performance.

EURO STOXX 50® Index – Historical Closing Values January 2, 2008 to April 8, 2019

Citigroup Global Markets Holdings Inc.

Nikkei 225® Index

The Nikkei 225® Index is a stock index that measures the composite price performance of selected Japanese stocks. The Nikkei 225® Index is currently based on 225 underlying stocks trading on the Tokyo Stock Exchange representing a broad cross-section of Japanese industries. Non-ordinary shares, such as shares of ETFs, REITs, preferred stock or other preferred securities or tracking stocks, are excluded from the Nikkei 225® Index. It is calculated and maintained by Nikkei Inc.

Please refer to the section “Equity Index Descriptions—The Nikkei 225 Index” in the accompanying underlying supplement for additional information.

We have derived all information regarding the Nikkei 225® Index from publicly available information and have not independently verified any information regarding the Nikkei 225® Index. This pricing supplement relates only to the securities and not to the Nikkei 225® Index. We make no representation as to the performance of the Nikkei 225® Index over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The sponsor of the Nikkei 225® Index is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing value of the Nikkei 225® Index on April 8, 2019 was 21,761.65.

The graph below shows the closing value of the Nikkei 225® Index for each day such value was available from January 4, 2008 to April 8, 2019. We obtained the closing values from Bloomberg L.P., without independent verification. You should not take the historical performance of the Nikkei 225® Index as an indication of future performance.

Nikkei 225® Index – Historical Closing Values January 4, 2008 to April 8, 2019

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MSCI Emerging Markets® Index

The MSCI Emerging Markets® Index is a free float-adjusted market capitalization index that is designed to capture large- and mid-cap equity market performance across 24 global emerging markets countries. It is calculated and maintained by MSCI Inc.

Please refer to the section “Equity Index Descriptions—The MSCI Indices—The MSCI Emerging Markets Index” in the accompanying underlying supplement for additional information.

We have derived all information regarding the MSCI Emerging Markets® Index from publicly available information and have not independently verified any information regarding the MSCI Emerging Markets® Index. This pricing supplement relates only to the securities and not to the MSCI Emerging Markets® Index. We make no representation as to the performance of the MSCI Emerging Markets® Index over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The sponsor of the MSCI Emerging Markets® Index is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing value of the MSCI Emerging Markets® Index on April 8, 2019 was 1,088.50.

The graph below shows the closing value of the MSCI Emerging Markets® Index for each day such value was available from January 1, 2008 to April 8, 2019. We obtained the closing values from Bloomberg L.P., without independent verification. You should not take the historical performance of the MSCI Emerging Markets® Index as an indication of future performance.

MSCI Emerging Markets® Index – Historical Closing values January 1, 2008 to April 8, 2019

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iShares® 20+ Year Treasury Bond ETF

The iShares® 20+ Year Treasury Bond ETF is an exchange-traded fund that seeks to track the investment results, before fees and expenses, of an index composed of U.S. Treasury bonds with remaining maturities greater than twenty years. On March 31, 2016, the iShares® 20+ Year Treasury Bond ETF ceased tracking the Barclays U.S. 20+ Year Treasury Bond Index and began tracking the ICE U.S. Treasury 20+ Year Bond Index. The ICE 20+ Year Index measures the performance of the U.S. dollar-denominated, fixed-rate U.S. Treasury market that has a remaining maturity of greater than twenty years.

The iShares® 20+ Year Treasury Bond ETF is an investment portfolio of iShares® Trust and is maintained and managed by iShares® Trust and BlackRock Fund Advisors. Information provided to or filed with the SEC by iShares®, Inc. pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 033-97598 and 811-09102, respectively, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of the iShares® 20+ Year Treasury Bond ETF trade on The NASDAQ Stock Market under the ticker symbol “TLT.”

We have derived all information regarding the iShares® 20+ Year Treasury Bond ETF from publicly available information and have not independently verified any information regarding the iShares® 20+ Year Treasury Bond ETF. This pricing supplement relates only to the securities and not to the iShares® 20+ Year Treasury Bond ETF. We make no representation as to the performance of the iShares® 20+ Year Treasury Bond ETF over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The sponsor of the iShares® 20+ Year Treasury Bond ETF is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing value of the iShares® 20+ Year Treasury Bond ETF on April 8, 2019 was $123.59.

The graph below shows the closing value of the iShares® 20+ Year Treasury Bond ETF for each day such value was available from January 2, 2008 to April 8, 2019. We obtained the closing values from Bloomberg L.P., without independent verification. You should not take the historical performance of the iShares® 20+ Year Treasury Bond ETF as an indication of future performance.

iShares® 20+ Year Treasury Bond ETF – Historical Closing Values January 2, 2008 to April 8, 2019

Citigroup Global Markets Holdings Inc.

iShares® Core U.S. Aggregate Bond ETF

The iShares® Core U.S. Aggregate Bond ETF is an exchange-traded fund that seeks to track the investment results, before fees and expenses, of the Bloomberg Barclays U.S. Aggregate Bond Index, which measures the performance of the total U.S. investment-grade bond market.

The iShares® Core U.S. Aggregate Bond ETF is an investment portfolio of iShares® Trust and is maintained and managed by iShares® Trust and BlackRock Fund Advisors. Information provided to or filed with the SEC by iShares®, Inc. pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 033-97598 and 811-09102, respectively, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of the iShares® Core U.S. Aggregate Bond ETF trade on the NYSE Arca under the ticker symbol “AGG.”

We have derived all information regarding the iShares® Core U.S. Aggregate Bond ETF from publicly available information and have not independently verified any information regarding the iShares® Core U.S. Aggregate Bond ETF. This pricing supplement relates only to the securities and not to the iShares® Core U.S. Aggregate Bond ETF. We make no representation as to the performance of the iShares® Core U.S. Aggregate Bond ETF over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The sponsor of the iShares® Core U.S. Aggregate Bond ETF is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing value of the iShares® Core U.S. Aggregate Bond ETF on April 8, 2019 was $108.34.

The graph below shows the closing value of the iShares® Core U.S. Aggregate Bond ETF for each day such value was available from January 2, 2008 to April 8, 2019. We obtained the closing values from Bloomberg L.P., without independent verification. You should not take the historical performance of the iShares® Core U.S. Aggregate Bond ETF as an indication of future performance.

iShares® Core U.S. Aggregate Bond ETF – Historical Closing Values January 2, 2008 to April 8, 2019

Citigroup Global Markets Holdings Inc.

iShares® iBoxx® $ High Yield Corporate Bond ETF

The iShares® iBoxx® $ High Yield Corporate Bond ETF is an exchange-traded fund that seeks to track the investment results, before fees and expenses, of the Markit iBoxx® USD Liquid High Yield Index. The Markit iBoxx® USD Liquid High Yield Index is designed to provide a broad representation of the U.S. dollar-denominated high yield liquid corporate bond market.

The iShares® iBoxx® $ High Yield Corporate Bond ETF is an investment portfolio of iShares® Trust and is maintained and managed by iShares® Trust and BlackRock Fund Advisors. Information provided to or filed with the SEC by iShares®, Inc. pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 033-97598 and 811-09102, respectively, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of the iShares® iBoxx® $ High Yield Corporate Bond ETF trade on the NYSE Arca under the ticker symbol “HYG.”

We have derived all information regarding the iShares® iBoxx® $ High Yield Corporate Bond ETF from publicly available information and have not independently verified any information regarding the iShares® iBoxx® $ High Yield Corporate Bond ETF. This pricing supplement relates only to the securities and not to the iShares® iBoxx® $ High Yield Corporate Bond ETF. We make no representation as to the performance of the iShares® iBoxx® $ High Yield Corporate Bond ETF over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The sponsor of the iShares® iBoxx® $ High Yield Corporate Bond ETF is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing value of the iShares® iBoxx® $ High Yield Corporate Bond ETF on April 8, 2019 was $86.38.

The graph below shows the closing value of the iShares® iBoxx® $ High Yield Corporate Bond ETF for each day such value was available from January 2, 2008 to April 8, 2019. We obtained the closing values from Bloomberg L.P., without independent verification. You should not take the historical performance of the iShares® iBoxx® $ High Yield Corporate Bond ETF as an indication of future performance.

iShares® iBoxx® $ High Yield Corporate Bond ETF – Historical Closing Values January 2, 2008 to April 8, 2019

Citigroup Global Markets Holdings Inc.

iShares® J.P. Morgan USD Emerging Markets Bond ETF

The iShares® J.P. Morgan USD Emerging Markets Bond ETF is an exchange-traded fund that seeks to track the investment results, before fees and expenses, of the J.P. Morgan EMBISM Global Core Index. The J.P. Morgan EMBISM Global Core Index is a broad U.S. dollar denominated emerging markets debt benchmark that tracks the performance of actively traded debt instruments in emerging market countries.

The iShares® J.P. Morgan USD Emerging Markets Bond ETF is an investment portfolio of iShares® Trust and is maintained and managed by iShares® Trust and BlackRock Fund Advisors. Information provided to or filed with the SEC by iShares®, Inc. pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 033-97598 and 811-09102, respectively, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of the iShares® J.P. Morgan USD Emerging Markets Bond ETF trade on The NASDAQ Stock Market under the ticker symbol “EMB.”

We have derived all information regarding the iShares® J.P. Morgan USD Emerging Markets Bond ETF from publicly available information and have not independently verified any information regarding the iShares® J.P. Morgan USD Emerging Markets Bond ETF. This pricing supplement relates only to the securities and not to the iShares® J.P. Morgan USD Emerging Markets Bond ETF. We make no representation as to the performance of the iShares® J.P. Morgan USD Emerging Markets Bond ETF over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The sponsor of the iShares® J.P. Morgan USD Emerging Markets Bond ETF is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing value of the iShares® J.P. Morgan USD Emerging Markets Bond ETF on April 8, 2019 was $109.58.

The graph below shows the closing value of the iShares® J.P. Morgan USD Emerging Markets Bond ETF for each day such value was available from January 2, 2008 to April 8, 2019. We obtained the closing values from Bloomberg L.P., without independent verification. You should not take the historical performance of the iShares® J.P. Morgan USD Emerging Markets Bond ETF as an indication of future performance.

iShares® J.P. Morgan USD Emerging Markets Bond ETF – Historical Closing Values January 2, 2008 to April 8, 2019

Citigroup Global Markets Holdings Inc.

Gold

For purposes of this pricing supplement, the closing value of gold is the official afternoon LBMA Gold Price on that day. The LBMA Gold Price is determined through an auction process administered by ICE Benchmark Administration (“IBA”) and is a spot price of gold for delivery in London through a member of the LBMA authorized to effect such delivery, stated in U.S. dollars per troy ounce.

The London gold market is the principal global clearing center for over-the-counter gold bullion transactions. The LBMA is the principal representative body of the London gold market.

IBA provides the auction platform, methodology as well as overall independent administration of the electronic auction process of the LBMA Gold Price. The auction takes place twice daily at 10:30 a.m. and 3:00 p.m. London time and is set by a series of auction rounds where participants that have been accredited by the LBMA to contribute to the LBMA Gold Price input their buy and sell volume orders. The auction has an independent chairperson, appointed by IBA to determine the price for each round and ensure that the price responds appropriately to market conditions. The chairperson sets the starting price and the price for each round in line with current market conditions and the activity in the auction. Participants then enter buy and/or sell orders by volume (i.e., number of ounces). If the net volume of all participants falls within the pre-determined tolerance at the end of a round, the auction will be complete, with all volume tradable at that price.

Historical Information

The closing value of gold on April 8, 2019 was $1,300.00.

The graph below shows the closing value of gold for each day such value was available from January 2, 2008 to April 8, 2019. We obtained the closing values from Bloomberg L.P., without independent verification. You should not take the historical performance of gold as an indication of future performance.

Gold – Historical Closing Values January 2, 2008 to April 8, 2019

Citigroup Global Markets Holdings Inc.

Crude Oil Futures

Light sweet crude oil futures contracts (“crude oil futures”) trade on the New York Mercantile Exchange (“NYMEX”). A light sweet crude oil futures contract traded on the NYMEX is an agreement to buy or sell 1,000 barrels of light sweet crude oil (as defined under the NYMEX’s rules) within a specified expiration month in the future at a price specified at the time of entering into the contract. At any given time, the NYMEX lists light sweet crude oil futures contracts with expiration months occurring in each month over the next five years (and less frequently thereafter).

The price of a NYMEX light sweet crude oil futures contract is quoted in dollars per barrel. For example, if a NYMEX light sweet crude oil futures contract is entered into at a settlement price of $50, that would mean that the buyer is obligated to buy, and the seller is obligated to sell, 1,000 barrels of light sweet crude oil for a total of $50,000, for delivery in the delivery month of the contract.

The NYMEX determines an official settlement price for NYMEX light sweet crude oil futures contracts on each trading day as of 2:30 p.m., New York City time. The daily settlement price of the nearest-to-expiration NYMEX light sweet crude oil futures contract is the volume-weighted average price of all trades in that contract that are executed between 2:28:00 and 2:30:00 p.m., New York City time. The daily settlement price of the next expiring NYMEX light sweet crude oil futures contract is the price implied from the volume-weighted average price of all trades executed in the spread between the nearest-to-expiration contract and the next expiring contract between 2:28:00 and 2:30:00 p.m., New York City time, using the daily settlement price of the nearest-to-expiration contract as the anchor price and adding to it the spread.

Historical Information

The closing value of crude oil futures on April 8, 2019 was $64.46.

The graph below shows the closing value of crude oil futures for each day such value was available from January 2, 2008 to April 8, 2019. We obtained the closing values from Bloomberg L.P., without independent verification. You should not take the historical performance of crude oil futures as an indication of future performance.

Crude Oil Futures – Historical Closing Values January 2, 2008 to April 8, 2019

Citigroup Global Markets Holdings Inc.

United States Federal Tax Considerations

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “Summary Risk Factors” in this pricing supplement.

In the opinion of our counsel, Davis Polk & Wardwell LLP, which is based on current market conditions, a security should be treated as a prepaid forward contract for U.S. federal income tax purposes. By purchasing a security, you agree (in the absence of an administrative determination or judicial ruling to the contrary) to this treatment. There is uncertainty regarding this treatment, and the IRS or a court might not agree with it.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Tax Considerations” in the accompanying product supplement, the following U.S. federal income tax consequences should result under current law:

•	You should not recognize taxable income over the term of the securities prior to maturity, other than pursuant to a sale or exchange.

•	Upon a sale or exchange of a security (including retirement at maturity), you should recognize gain or loss equal to the difference between the amount realized and your tax basis in the security. Subject to the discussion below concerning the potential application of the “constructive ownership” rules under Section 1260 of the Code, any gain or loss recognized upon a sale, exchange or retirement of a security should be long-term capital gain or loss if you held the security for more than one year.

Even if the treatment of the securities as prepaid forward contracts is respected, your purchase of a security may be treated as entry into a “constructive ownership transaction,” within the meaning of Section 1260 of the Code, with respect to the ETF basket components. In that case, all or a portion of any long-term capital gain you would otherwise recognize in respect of your securities would be recharacterized as ordinary income to the extent such gain exceeded the “net underlying long-term capital gain.” Any long-term capital gain recharacterized as ordinary income under Section 1260 would be treated as accruing at a constant rate over the period you held your securities, and you would be subject to an interest charge in respect of the deemed tax liability on the income treated as accruing in prior tax years. Due to the lack of governing authority under Section 1260, our counsel is not able to opine as to whether or how Section 1260 applies to the securities. You should read the section entitled “United States Federal Tax Considerations—Tax Consequences to U.S. Holders—Potential Application of Section 1260 of the Code” in the accompanying product supplement for additional information and consult your tax adviser regarding the potential application of the “constructive ownership” rule.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding possible alternative tax treatments of the securities and potential changes in applicable law.

Non-U.S. Holders. Subject to the discussions below and in “United States Federal Tax Considerations” in the accompanying product supplement, if you are a Non-U.S. Holder (as defined in the accompanying product supplement) of the securities, you generally should not be subject to U.S. federal withholding or income tax in respect of any amount paid to you with respect to the securities, provided that (i) income in respect of the securities is not effectively connected with your conduct of a trade or business in the United States, and (ii) you comply with the applicable certification requirements.

As discussed under “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders” in the accompanying product supplement, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities (“U.S. Underlying Equities”) or indices that include U.S. Underlying Equities. Section 871(m) generally applies to instruments that substantially replicate the economic performance of one or more U.S. Underlying Equities, as determined based on tests set forth in the applicable Treasury regulations. However, the regulations, as modified by an IRS notice, exempt financial instruments issued prior to January 1, 2021 that do not have a “delta” of one. Based on the terms of the securities and representations provided by us, our counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. Underlying Equity and, therefore, should not be subject to withholding tax under Section 871(m).

A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this treatment. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances, including your other transactions. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

If withholding tax applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld.

Citigroup Global Markets Holdings Inc.

You should read the section entitled “United States Federal Tax Considerations” in the accompanying product supplement. The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should also consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Supplemental Plan of Distribution

CGMI, an affiliate of Citigroup Global Markets Holdings Inc. and the underwriter of the sale of the securities, is acting as principal and will not receive any underwriting fee for any securities sold in this offering.

See “Plan of Distribution; Conflicts of Interest” in the accompanying product supplement and “Plan of Distribution” in each of the accompanying prospectus supplement and prospectus for additional information.

Valuation of the Securities

CGMI calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on proprietary pricing models. CGMI’s proprietary pricing models generated an estimated value for the securities by estimating the value of a hypothetical package of financial instruments that would replicate the payout on the securities, which consists of a fixed-income bond (the “bond component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”). CGMI calculated the estimated value of the bond component using a discount rate based on our internal funding rate. CGMI calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the instruments that constitute the derivative component based on various inputs, including the factors described under “Summary Risk Factors—The value of the securities prior to maturity will fluctuate based on many unpredictable factors” in this pricing supplement, but not including our or Citigroup Inc.’s creditworthiness. These inputs may be market-observable or may be based on assumptions made by CGMI in its discretionary judgment.

For a period of approximately four months following issuance of the securities, the price, if any, at which CGMI would be willing to buy the securities from investors, and the value that will be indicated for the securities on any brokerage account statements prepared by CGMI or its affiliates (which value CGMI may also publish through one or more financial information vendors), will reflect a temporary upward adjustment from the price or value that would otherwise be determined. This temporary upward adjustment represents a portion of the hedging profit expected to be realized by CGMI or its affiliates over the term of the securities. The amount of this temporary upward adjustment will decline to zero on a straight-line basis over the four-month temporary adjustment period. However, CGMI is not obligated to buy the securities from investors at any time. See “Summary Risk Factors—The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity.”

Certain Selling Restrictions

Hong Kong Special Administrative Region

The contents of this pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus have not been reviewed by any regulatory authority in the Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”). Investors are advised to exercise caution in relation to the offer. If investors are in any doubt about any of the contents of this pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus, they should obtain independent professional advice.

The securities have not been offered or sold and will not be offered or sold in Hong Kong by means of any document, other than

(i)	to persons whose ordinary business is to buy or sell shares or debentures (whether as principal or agent); or

(ii)	to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “Securities and Futures Ordinance”) and any rules made under that Ordinance; or

(iii)	in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and

There is no advertisement, invitation or document relating to the securities which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Non-insured Product: These securities are not insured by any governmental agency. These securities are not bank deposits and are not covered by the Hong Kong Deposit Protection Scheme.

Citigroup Global Markets Holdings Inc.

Singapore

This pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus have not been registered as a prospectus with the Monetary Authority of Singapore, and the securities will be offered pursuant to exemptions under the Securities and Futures Act, Chapter 289 of Singapore (the “Securities and Futures Act”). Accordingly, the securities may not be offered or sold or made the subject of an invitation for subscription or purchase nor may this pricing supplement or any other document or material in connection with the offer or sale or invitation for subscription or purchase of any securities be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (a) to an institutional investor pursuant to Section 274 of the Securities and Futures Act, (b) to a relevant person under Section 275(1) of the Securities and Futures Act or to any person pursuant to Section 275(1A) of the Securities and Futures Act and in accordance with the conditions specified in Section 275 of the Securities and Futures Act, or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act. Where the securities are subscribed or purchased under Section 275 of the Securities and Futures Act by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the Securities and Futures Act)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an individual who is an accredited investor, securities (as defined in Section 239(1) of the Securities and Futures Act) of that corporation or the beneficiaries’ rights and interests (howsoever described) in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the relevant securities pursuant to an offer under Section 275 of the Securities and Futures Act except:

(i)	to an institutional investor or to a relevant person defined in Section 275(2) of the Securities and Futures Act or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the Securities and Futures Act; or

(ii)	where no consideration is or will be given for the transfer; or

(iii)	where the transfer is by operation of law; or

(iv)	pursuant to Section 276(7) of the Securities and Futures Act; or

(v)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Any securities referred to herein may not be registered with any regulator, regulatory body or similar organization or institution in any jurisdiction.

The securities are Specified Investment Products (as defined in the Notice on Recommendations on Investment Products and Notice on the Sale of Investment Product issued by the Monetary Authority of Singapore on 28 July 2011) that is neither listed nor quoted on a securities market or a futures market.

Non-insured Product: These securities are not insured by any governmental agency. These securities are not bank deposits. These securities are not insured products subject to the provisions of the Deposit Insurance and Policy Owners’ Protection Schemes Act 2011 of Singapore and are not eligible for deposit insurance coverage under the Deposit Insurance Scheme.

Validity of the Securities

In the opinion of Davis Polk & Wardwell LLP, as special products counsel to Citigroup Global Markets Holdings Inc., when the securities offered by this pricing supplement have been executed and issued by Citigroup Global Markets Holdings Inc. and authenticated by the trustee pursuant to the indenture, and delivered against payment therefor, such securities and the related guarantee of Citigroup Inc. will be valid and binding obligations of Citigroup Global Markets Holdings Inc. and Citigroup Inc., respectively, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York, except that such counsel expresses no opinion as to the application of state securities or Blue Sky laws to the securities.

In giving this opinion, Davis Polk & Wardwell LLP has assumed the legal conclusions expressed in the opinions set forth below of Scott L. Flood, General Counsel and Secretary of Citigroup Global Markets Holdings Inc., and Barbara Politi, Assistant General Counsel—Capital Markets of Citigroup Inc. In addition, this opinion is subject to the assumptions set forth in the letter of Davis Polk & Wardwell LLP dated May 17, 2018, which has been filed as an exhibit to a Current Report on Form 8-K filed by Citigroup Inc. on May 17, 2018, that the indenture has been duly authorized, executed and delivered by, and is a valid, binding and enforceable agreement of, the trustee and that none of the terms of the securities nor the issuance and delivery of the securities and the related guarantee, nor the

Citigroup Global Markets Holdings Inc.

compliance by Citigroup Global Markets Holdings Inc. and Citigroup Inc. with the terms of the securities and the related guarantee respectively, will result in a violation of any provision of any instrument or agreement then binding upon Citigroup Global Markets Holdings Inc. or Citigroup Inc., as applicable, or any restriction imposed by any court or governmental body having jurisdiction over Citigroup Global Markets Holdings Inc. or Citigroup Inc., as applicable.

In the opinion of Scott L. Flood, Secretary and General Counsel of Citigroup Global Markets Holdings Inc., (i) the terms of the securities offered by this pricing supplement have been duly established under the indenture and the Board of Directors (or a duly authorized committee thereof) of Citigroup Global Markets Holdings Inc. has duly authorized the issuance and sale of such securities and such authorization has not been modified or rescinded; (ii) Citigroup Global Markets Holdings Inc. is validly existing and in good standing under the laws of the State of New York; (iii) the indenture has been duly authorized, executed and delivered by Citigroup Global Markets Holdings Inc.; and (iv) the execution and delivery of such indenture and of the securities offered by this pricing supplement by Citigroup Global Markets Holdings Inc., and the performance by Citigroup Global Markets Holdings Inc. of its obligations thereunder, are within its corporate powers and do not contravene its certificate of incorporation or bylaws or other constitutive documents. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York.

Scott L. Flood, or other internal attorneys with whom he has consulted, has examined and is familiar with originals, or copies certified or otherwise identified to his satisfaction, of such corporate records of Citigroup Global Markets Holdings Inc., certificates or documents as he has deemed appropriate as a basis for the opinions expressed above. In such examination, he or such persons has assumed the legal capacity of all natural persons, the genuineness of all signatures (other than those of officers of Citigroup Global Markets Holdings Inc.), the authenticity of all documents submitted to him or such persons as originals, the conformity to original documents of all documents submitted to him or such persons as certified or photostatic copies and the authenticity of the originals of such copies.

In the opinion of Barbara Politi, Assistant General Counsel—Capital Markets of Citigroup Inc., (i) the Board of Directors (or a duly authorized committee thereof) of Citigroup Inc. has duly authorized the guarantee of such securities by Citigroup Inc. and such authorization has not been modified or rescinded; (ii) Citigroup Inc. is validly existing and in good standing under the laws of the State of Delaware; (iii) the indenture has been duly authorized, executed and delivered by Citigroup Inc.; and (iv) the execution and delivery of such indenture, and the performance by Citigroup Inc. of its obligations thereunder, are within its corporate powers and do not contravene its certificate of incorporation or bylaws or other constitutive documents. This opinion is given as of the date of this pricing supplement and is limited to the General Corporation Law of the State of Delaware.

Barbara Politi, or other internal attorneys with whom she has consulted, has examined and is familiar with originals, or copies certified or otherwise identified to her satisfaction, of such corporate records of Citigroup Inc., certificates or documents as she has deemed appropriate as a basis for the opinions expressed above. In such examination, she or such persons has assumed the legal capacity of all natural persons, the genuineness of all signatures (other than those of officers of Citigroup Inc.), the authenticity of all documents submitted to her or such persons as originals, the conformity to original documents of all documents submitted to her or such persons as certified or photostatic copies and the authenticity of the originals of such copies.

Contact

Clients may contact their local brokerage representative. Third-party distributors may contact Citi Structured Investment Sales at (212) 723-7005.

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